Subsidiaries of Eastman Kodak Company	Exhibit (21)

Companies Consolidated	Organized Under Laws of:

Eastman Kodak Company	New Jersey
Laser-Pacific Media Corporation California	California
FPC, Inc.	California
Qualex Inc.	Delaware
Kodak Imaging Network, Inc.	Delaware
Kodak Graphic Communications Canada Company	Canada
Kodak Canada Inc.	Canada
Kodak Argentina S.A.I.C.	Argentina
Kodak Chilena S.A. Fotografica	Chile
Kodak Americas, Ltd.	New York
Kodak Venezuela, S.A.	Venezuela
Kodak (Near East), Inc.	New York
Kodak (Singapore) Pte. Limited	Singapore
Kodak Philippines, Ltd.	New York
Kodak Limited	England
Project Ceylon Limited	England
Kodak India Private Limited	India
Kodak International Finance Limited	England
Kodak Graphic Communications Ltd.	England
Kodak Polychrome Graphics Finance UK Ltd.	England
Kodak Polska Sp.zo.o	Poland
Kodak OOO	Russia
Kodak	France
Kodak Holding GmbH	Germany
Kodak Graphic Communications GmbH	Germany
Eastman Kodak Holdings B.V	Netherlands
Eastman Kodak Sarl	Switzerland
Kodak Brasileira Comercio de Produtos para Imagem e Servicos Ltda	Brazil
Kodak Nederland B.V	Netherlands
Kodak (Hong Kong) Limited	Hong Kong
Kodak (Taiwan) Limited	Taiwan
Kodak IL Ltd	Israel
Kodak (China) Limited	Hong Kong
Kodak (Shanghai) International Trading Co. Ltd	China
Kodak (China) Investment Company Ltd.	China
Kodak Electronic Products (Shanghai) Company Limited	China
Kodak (China) Company Limited	China
Kodak (China) Graphic Communications Company Ltd.	China
Kodak (Wuxi) Company Limited	China
Kodak (Xiamen) Company Limited	China
Shanghai Da Hai Camera Co., Ltd.	China
Kodak Polychrome Graphics Company Ltd.	Barbados
Kodak Japan Ltd.	Japan
K. K. Kodak Information Systems	Japan
Eastman Kodak Company
Kodak Korea Ltd	South Korea

Kodak New Zealand Limited	New Zealand
Kodak (Australasia) Pty. Ltd.	Australia
Kodak (Egypt) S.A.E.	Egypt
Kodak (Malaysia) Sdn.Bhd.	Malaysia
Eastman Kodak International Capital Company, Inc.	Delaware
Kodak de Mexico S.A. de C.V.	Mexico
Kodak Mexicana, S.A. de C.V.	Mexico
Kodak A/S	Denmark
Kodak SA/NV	Belgium
Kodak Norge A/S	Norway
Kodak Societe Anonyme	Switzerland
Kodak (Thailand) Limited	Thailand
Kodak GmbH	Austria
Kodak Kft.	Hungary
Kodak Oy	Finland
Kodak S.p.A.	Italy
Kodak Portuguesa Limited	New York
Kodak, S.A.	Spain
Kodak Nordic AB	Sweden

Note: Subsidiary Company names are indented under the name of the parent company.